UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  March 15, 2002
(Date of earliest event reported:  February 28, 2002)

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Item 2.     Acquisition or Disposition of Assets.

On February 28, 2002, an operating limited partnership of the registrant, Kinder Morgan Operating L.P. 'A', completed the acquisition of all the membership interests of Tejas Gas, LLC from Intergen (North America), Inc. The acquisition was effective as of January 31, 2002. In consideration for the sale, the registrant paid approximately $684,534,000 in cash and assumed debt and other liabilities of approximately $71 million, net of working capital assets. The cash consideration paid by the registrant came from the issuance of short-term commercial paper.

Tejas' assets include a 3,400-mile natural gas pipeline extending from south Texas along the Mexico border and the Texas Gulf Coast to the Texas/Louisiana border and north from near Houston to upper east Texas. The seller employed these assets to provide natural gas to customers in south, southeast and east Texas. The registrant intends to continue such use.

Item 7.     Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The financial statements required under this Item 7(a) are not filed with this initial report on Form 8-K. Such financial statements will instead be filed no later than May 14, 2002.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

2.1	Purchase and Sale Agreement between Intergen (North America), Inc. and Kinder Morgan Energy Partners, L.P. dated December 15, 2001.

2.2	First Supplement to Purchase and Sale Agreement between Intergen (North America), Inc. and Kinder Morgan Energy Partners, L.P. dated February 28, 2002.

99.1	Press release issued February 28, 2002.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
the delegate of Kinder Morgan G.P., Inc.

Dated: March 15, 2002			By:	/s/	JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX
Exhibit

2.1	Purchase and Sale Agreement between Intergen (North America), Inc. and Kinder Morgan Energy Partners, L.P. dated December 15, 2001.

2.2	First Supplement to Purchase and Sale Agreement between Intergen (North America), Inc. and Kinder Morgan Energy Partners, L.P. dated February 28, 2002.

99.1	Press release issued February 28, 2002.